                                    UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

URS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction of incorporation)
1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(2)  Adoption of Bonus Plan Performance Targets for 2008

Our executive officers and selected senior managers (“Designated Participants”) participate annually in our 1999 Incentive Compensation Plan (the “Bonus Plan”). Under the Bonus Plan, the Designated Participants are eligible to earn annual cash bonuses based on formulas tied to certain predefined financial performance metrics that are established annually by the Compensation Committee of our Board of Directors.  Each Designated Participant is assigned a “Target Bonus” at or near the beginning of each fiscal year, expressed as a percentage of his or her base salary, and then becomes eligible to earn a bonus based on the extent to which he or she meets, exceeds or falls short of the predefined financial performance metrics for that fiscal year.

The Target Bonus percentages of our executive officers for fiscal year 2008 were previously established by the Compensation Committee on January 29, 2008, as disclosed in our Current Report on Form 8-K filed on February 4, 2008.  On March 26, 2008, the Compensation Committee established the financial performance metrics under the Bonus Plan for fiscal year 2008.  Meeting a minimum corporate net income threshold is a prerequisite for all Designated Participants to earn a bonus under the Bonus Plan.  In addition, with respect to our executive officers, corporate net income will be the sole financial measurement used to determine bonuses for Martin M. Koffel, H. Thomas Hicks, Reed N. Brimhall, Joseph Masters, and Susan B. Kilgannon; URS Division operating profit contribution and days sales outstanding will be the financial measurements for Gary V. Jandegian; corporate net income and URS Division operating profit contribution will be the financial measurements for Thomas W. Bishop; Washington Division operating profit contribution, working capital, days sales outstanding and new business profitability will be the financial measurements for Thomas H. Zarges; and EG&G Division operating profit contribution and days sales outstanding will be the financial measurements for Randall A. Wotring. The Compensation Committee will have the discretion to adjust financial results for one-time, non-recurring events that are allowable under the rules of Section 162(m) of the Internal Revenue Code to still qualify the bonuses as “performance-based” awards.  The foregoing description of the above Bonus Plan Performance Metrics for 2008 is qualified in its entirety by reference to the 2008 Annual Incentive Compensation Plan identified in Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

10.1	2008 URS Corporation Incentive Compensation Plan Summary pursuant to the 1999 Incentive Compensation Plan. FILED HEREWITH.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: April 1, 2008	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	2008 URS Corporation Incentive Compensation Plan Summary pursuant to the 1999 Incentive Compensation Plan. FILED HEREWITH.

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